            As filed with the Securities and Exchange Commission on May 19, 1999
                                              Registration No. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            IDEXX LABORATORIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                              01-0393723
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

   ONE IDEXX DRIVE, WESTBROOK, MAINE                             04092
(Address of Principal Executive Offices)                       (Zip Code)

                            -------------------------

                            1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             RICHARD B. THORP, ESQ.
                                 GENERAL COUNSEL
                            IDEXX LABORATORIES, INC.
                                 ONE IDEXX DRIVE
                             WESTBROOK, MAINE 04092
                     (Name and Address of Agent For Service)

                                 (207) 856-0300
          (Telephone Number, Including Area Code, of Agent For Service)

================================================================================
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                 Proposed                Proposed
Title of                   Amount                Maximum                 Maximum
Securities                 to be                 Offering Price          Aggregate               Amount of
to be Registered           Registered            Per Share               Offering Price          Registration Fee
----------------           ----------            ----------------        --------------          ----------------

Common Stock,              700,000 shares(1)     $25.3125(2)             $12,005,617.50(2)(3)    $3,638.07(3)
$.10 par value

--------------------------------------------------------------------------------
(1) 225,704 of these 700,000 shares of Common Stock were originally registered on, and are being transferred from those shares of Common Stock registered under, the Registration Statement on Form S-8 filed on May 23, 1997 (File No. 333-27733) covering shares issuable under the Company's 1997 Director Option Plan. The aggregate registration fee paid for these shares of Common Stock being transferred was approximately $966. The Registrant is transferring such 225,704 shares from the aforementioned Registration Statement and will file a Post-Effective amendment to such Registration Statement reflecting such transfer.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 13, 1999, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
(3) Calculated for the 474,296 shares of Common Stock being registered hereunder that were not previously registered on a Registration Statement on Form S-8 by the Registrant. See footnote (1) above.

================================================================================

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

          (2) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

          (3) The description of the common stock, $.10 par value per share, of the Registrant (the "Common Stock") contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by its General Counsel, Richard B. Thorp. As of the date of this Registration Statement, Mr. Thorp has (i) beneficial ownership of 4,258 shares of the Registrant's Common Stock and (ii) the right to receive up to 100,142 shares of the Registrant's Common Stock upon the exercise of stock options granted to him by the Registrant, which stock options are or (in periodic installments) will become exercisable through February 2, 2009.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), as amended, gives Delaware corporations the power to indemnify each of their present and former directors or officers under certain circumstances, if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

     Article Ninth of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the GCL prohibits the limitation of liability of directors for breach of fiduciary duty.

     Article Thirteenth of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought, and the Registrant has the right to participate in such action or assume the defense thereof.

     Article Thirteenth of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the GCL is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits hereto is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

A.   The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine on the this 19th day of May, 1999.

                                       IDEXX LABORATORIES, INC.


                                       By: -------------------------------------
                                           Jeffrey J. Langan
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of IDEXX Laboratories, Inc., hereby severally constitute Jeffrey J. Langan, Richard B. Thorp and Conan R. Deady, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable IDEXX Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the date indicated.

            SIGNATURE                                          TITLE                               DATE
            ---------                                          -----                               ----


/s/ Jeffery J. Langan                              President, Chief Executive Officer           May 19, 1999
---------------------------                        and Director (Principal
Jeffrey J. Langan                                  Executive Officer)


/s/ Ralph K. Carlton                               Senior Vice President,                       May 19, 1999
---------------------------                        Finance and Administration and
Ralph K. Carlton                                   Chief Financial Officer
                                                   (Principal Financial Officer)


/s/ Merilee Raines                                 Vice President, Finance and                  May 19, 1999
---------------------------                        Treasurer (Principal Accounting
Merilee Raines                                     Officer)


/s/ David E. Shaw                                  Executive Chairman and Director              May 19, 1999
---------------------------
David E. Shaw


/s/ Erwin F. Workman, Jr.                          Executive Vice President,                    May 19, 1999
---------------------------                        Chief Scientific Officer
Erwin F. Workman, Jr.                              and Director


/s/ Mary L. Good                                   Director                                     May 19, 1999
---------------------------
Mary L. Good

/s/ John R. Hesse                                  Director                                     May 19, 1999
---------------------------
John R. Hesse

/s/ E. Robert Kinney                               Director                                     May 19, 1999
---------------------------
E. Robert Kinney

/s/ James L. Moody, Jr.                            Director                                     May 19, 1999
---------------------------
James L. Moody, Jr.

/s/ Kenneth Paigen                                 Director                                     May 19, 1999
---------------------------
Kenneth Paigen

/s/ William F. Pounds                              Director                                     May 19, 1999
---------------------------
William F. Pounds

                                  EXHIBIT INDEX
                                  -------------


     EXHIBIT
     NUMBER               DESCRIPTION                                                                   PAGE
     -------              -----------                                                                   ----

       4.1   (1)          Restated Certificate of Incorporation, as amended, of the
                          Registrant                                                                    ---

       4.2   (2)          Amended and Restated By-Laws of the Registrant                                ---

       4.3   (2)          Specimen Certificate of Common Stock of the Registrant
                                                                                                        ---
       4.4   (3)          Rights Agreement, dated as of December 17, 1996, between the                  ---
                          Registrant and The First National Bank of Boston, as
                          Rights Agent, which includes as Exhibit A the Form of
                          Certificate of Designations, as Exhibit B the Form of
                          Rights Certificate, and as Exhibit C the Summary of
                          Rights to Purchase Preferred Stock.

       5.1                Opinion of Richard B. Thorp, General Counsel to the Registrant                8

      23.1                Consent of Arthur Andersen LLP                                                9

      23.2                Consent of Richard B. Thorp (included in Exhibit 5.1)                         ---

      24.1                Power of Attorney (included on the signature page of this
                          Registration Statement)                                                       ---






-------------------
(1) Incorporated herein by reference to the Exhibits to the Registrant's Annual Report on Form 10-K dated March 28, 1997.

(2) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-40447).

(3) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form 8-A dated December 24, 1996 (File No. 0-19271).